Exhibit 99.1

                  SUBSCRIPTION AGREEMENT ROO MEDIA CORPORATION


This Subscription Agreement is made by and between ROO Media Corporation Inc., a Delaware corporation (the "Company"), and the undersigned, a prospective purchaser (the "Purchaser"), who is subscribing hereby for seventy-five (75) shares of the Company's common stock (the "Shares"), in a private placement by the Company (the "Offering") to one or more qualified investors. The Offering is made pursuant to the terms of an Information Memorandum provided to Purchaser by the Company (referred to herein as the "Disclosure Document"). Upon the consummation of the merger of the Company with and into a NASDAQ OTCBB Listed company, as described in the Disclosure Document (the "Merger"), the Shares shall be automatically converted into approximately Fifteen Million (15,000,000) shares of the common stock of the successor company ("Newco") following the Merger. Purchaser acknowledges and understands that the sale of the Shares is not covered by an effective Registration Statement pursuant to the United States Securities Act of 1933, as amended (the "Act"). Accordingly, the reoffer and resale of the Shares by the undersigned will be restricted pursuant to the Act.

In consideration of the Company's agreement to accept the undersigned as a security holder of the Company upon the terms and conditions set forth herein, the Purchaser agrees and represents as follows:

A.       SUBSCRIPTION

         The Purchaser hereby subscribes to purchase the Shares for the aggregate purchase price of $200,000 (the "Subscription"). Upon satisfaction of the conditions to closing set forth in Paragraph E of this Subscription Agreement, the Purchaser shall pay and deliver to the Company the purchase price for the Shares, in the form of a check or wire transfer (the "Payment"). As used herein, the term "Shares" shall include shares of the Company's common stock as well as the securities of any successor to the Company issued to the former shareholders of the Company.

         Upon delivery of the executed Subscription Agreement to the Company, the Purchaser's commitment is irrevocable and cannot be withdrawn, subject to the satisfaction of the conditions set forth in Paragraph E herein.

B.       REGISTRATION RIGHTS

         The Company has agreed, subject to the requirements and restrictions of the Act and the terms and conditions of the Registration Rights Agreement between the Company and the Purchaser, to include the reoffer and resale by Purchaser of the Shares purchased in this Offering in a registration statement under the Act (the "Registration Statement"). The Company has agreed to utilize its best efforts to (i) file the Registration Statement with the Securities and Exchange Commission (the "SEC") no later than March 31, 2004, and (ii) to take such further actions and file such amendments to the Registration Statement as


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may be necessary to respond to any comments that the SEC may have in a timely manner and to otherwise take such steps as may be necessary so that the Registration Statement is declared effective as soon as reasonably practicable after the filing thereof. The Purchaser shall cooperate with the Company in connection with the preparation and filing of the Registration Statement and shall take such actions as are reasonably requested by the Company in connection therewith. Notwithstanding the Company's best efforts, in the event the Company has not filed the Registration Statement with the SEC on or prior to April 15, 2004, or the Registration Statement is not declared effective by the SEC on or prior to August 1, 2004, the Company agrees to issue to the Purchaser a number of shares of its common stock equal to two percent (2%) of the total number of Shares sold to Purchaser pursuant to this Subscription Agreement (the "Additional Shares"). In addition, if, at the end of each fifteen (15) calendar day period following April 15, 2004 or August 1, 2004, as applicable, the Company still has not filed the Registration Statement with the SEC, the Company shall issue to Purchaser a number of shares of its common stock equal to two percent (2%) of the total number of Shares (including any Additional Shares) sold or issued to Purchaser pursuant to this Subscription Agreement. Any Additional Shares issued by the Company shall be included with the Shares on the Registration Statement. Notwithstanding the foregoing, the Company shall not be obligated to issue the Additional Shares if the delay in filing of the Registration Statement is caused solely by the Purchaser's failure to deliver, in a commercially reasonable and timely manner, the information regarding the Purchaser that is needed by the Company to complete the Registration Statement. In no event shall the issuance of any Additional Shares to the Purchaser increase the aggregate amount of the Payment otherwise owed by Purchaser. The form of the Registration Rights is attached to the Memorandum as Exhibit "A." At Purchaser's option and upon delivery of notice to the Company from Purchaser, the Registration Statement shall also cover, in addition to the reoffer and resale of the Shares, the distribution of the Shares to the Purchaser's shareholders.

C.       REPRESENTATIONS AND WARRANTIES

1. The Purchaser understand that the Shares are being offered and sold under the exemption from registration provided for in Section 4(2) of the Act, that this Subscription was unsolicited, and no other offering literature or prospectus other than the information already received has been provided, that this transaction has not been scrutinized by the SEC or by and any administrative agency charged with administration of the Securities laws of any state (except some states where the transaction might be registered). As a material inducement to the Company in connection with its consideration as to whether to accept this Subscription, the Purchaser hereby represents and warrants to, and agrees with the Company as follows:

         (a) The Shares are being purchased for the Purchaser's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, or resale to others or to fractionalization in whole or in part and that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933 (the "Act") by virtue of Section 4(2) of the Act and the provisions of Regulation D promulgated there under ("Regulation D"). In furtherance thereof, the Purchaser represents, warrants, and agrees, except as expressly set forth herein, no other person has or will have a direct or indirect beneficial interest in such Shares and the Purchaser will not sell, hypothecate, or otherwise transfer his Shares except in accordance with the Act and applicable state securities laws or unless, in the opinion of


                                      C-2
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    counsel for the Company, an exemption from the registration requirements of the Act and such laws is available.

         (b) The Purchaser has been furnished with and has carefully read the Disclosure Document.

         (c) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations or other information (whether oral or written) from the Company, or any of its agents other than as set forth in the Disclosure Documents.

         (d) The Purchaser hereby represents and warrants that all documents, books and records and other information pertaining to the Company and this investment that the Purchaser or its representatives, including Purchaser's attorney, his accountant and/or other duly designated purchaser representative, have deemed to be necessary in order for the Purchaser or its representative to appropriately evaluate its investment in the Company have been made available to the Purchaser by the Company.

         (e) The Purchaser recognizes the Company (xi) has only been organized since 2001 and that it has little financial or operating history, (ii) has never been profitable and does not expect to be profitable in the foreseeable future, (iii) has extremely limited financial resources and will be dependant on proceeds from the sale of the Shares and other financings for its working capital for the foreseeable future, (iv) that investment in the Company involves substantial risks, and (v) the Purchaser has taken full cognizance of and understands all of the risk factors related to the purchase of Shares, including, but not limited to, those risk factors set forth within the Information Memorandum.

         (f) The Purchaser has carefully considered and has, to the extent the Purchaser believes such discussion necessary, discussed with the Purchaser's professional legal, tax and financial advisers the suitability of an investment in the Company for the Purchaser's particular tax and financial situation and the Purchaser has determined that the Shares are a suitable investment for the Purchaser.

         (g) The Purchaser has had an opportunity to review the Disclosure Document and to discuss its contents with officers of the Company. Based on the representations and warranties of the Company contained in the Disclosure Document and in this Subscription Agreement, the Purchaser is able (i) to bear the economic risk of this investment, (ii) to hold the shares indefinitely, and (iii) presently to afford a complete loss of this investment; the Purchaser has adequate means of providing for current needs and personal contingencies, has no need for liquidity in this investment.

         (h) The person executing this Subscription Agreement on behalf of the Purchaser has been duly authorized and is duly qualified (A) to execute and deliver this Subscription Agreement and all other instruments executed and delivered on behalf of the Purchaser in connection with the purchase of the Shares and (B) to purchase and hold Shares. The signature of the person executing this Subscription Agreement on behalf of the Purchaser is binding


                                      C-3
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    upon the Purchaser and the Purchaser has not been formed for the specific purpose of acquiring Shares.

         (i) The Purchaser has had the opportunity to consult with advisors, and recognizes that the Company's counsel, accountants and other advisors have not represented and do not represent the Purchaser's interest in an investment in the Company.

         2.       Representations of the Company

                  The Company hereby represents and warrants to, and agrees with the Purchaser as follows:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

         (b) The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of the Company. The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions except to the extent the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

         (c) The Company has duly authorized the issuance and delivery of the Common Stock upon terms and conditions set forth herein, and upon such issuance and delivery against payment, the Common Stock will be validly issued, fully paid and non-assessable.

         (d) The Offering is a private placement by the Company exempt from the registration requirements of the Act pursuant to Section 4(2) thereunder.

         (e) Upon the consummation of the Merger, the Shares shall be automatically converted into no less than Fifteen Million (15,000,000) shares of the common stock of Newco.

         (f) Upon the consummation of the Merger and the closing of the sale of the Shares pursuant to the terms of this Subscription Agreement, Purchaser shall be the owner of not less than Forty Million (40,000,000) shares of the common stock of Newco and such shares shall represent not less than twenty-five and nine-tenths percent 25.5% of the issued and outstanding shares of Newco on a fully-diluted basis.

3. The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter. If such representations and warranties shall not be true and accurate in any respect, the Purchaser or the Company, as the case may be, will, prior to such acceptance, given written notice of such fact to the other party specifying which representations and warranties are not true and accurate and the reasons therefore.

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

4. The Purchaser and the Company shall indemnify and hold harmless one another or any of their respective officers, employees, registered representatives, agents, attorneys, directors, or control persons of any such entity (collectively, "Representatives") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against losses, liabilities and expenses (including reasonable attorneys' fees, judgments, fines and amounts paid in settlement or otherwise) incurred by the Purchaser, the Company or their respective Representatives, by reason of or arising from or relating to any actual or alleged (i) breach of any of the representations, warranties, covenants or agreements set forth in this Subscription Agreement;
(ii) any misrepresentation or misstatement of facts or any material omission to represent or state facts made by such party to the other party concerning himself or his financial position in connection with the offering or sale of the Shares set forth in this Subscription Agreement, the Information Memorandum or any other Disclosure Document which is not remedied by timely notice to the other party as provided above.

C.       INVESTOR INFORMATION

         The Purchaser will only accept subscriptions from persons who meet certain suitability standards.

D.       UNDERSTANDINGS

1. The Purchaser understands, acknowledges and agrees with the Company and as follows:

         (a) This subscription is and shall be irrevocable, subject to the satisfaction of the closing conditions set forth in paragraph E herein.

         (b) No federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Shares.

         (c) Currently, there is no public market for the Shares or any of the Company's securities and there is no certainty that such a market will ever develop. There can be no assurance that the Purchaser will be able to sell or dispose of his Shares. Moreover, no assignment, sale, transfer, exchange or other disposition of the Shares can be made other than in accordance with all applicable securities laws.

         (e) There can be no assurance as to the federal or state tax results of an investment in Shares.

         (f) Any information which the Purchaser receives which is not contained in the Disclosure Documents and is not otherwise available to the public shall be deemed to be confidential and nonpublic, and all such information shall be kept in confidence by the Purchaser and shall neither be used by the Purchaser to the Purchaser's personal benefit (other than in connection with his subscription for shares) nor disclosed to any third party for any reason; provided, that this obligation shall not apply to any such information which
   (i) is part of the public knowledge or literature and readily accessible at the date hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of these


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   provisions); or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements including, without limitation, any Subscription Agreement they may have with the Company).

         (g) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

         (h) The Purchaser has had prior personal or business relationships with the Company or its officers or directors or by reason of the Purchaser's business or financial experience, has the capacity to protect the Purchaser's own interest in connection with this transaction.

         2. The representations, warranties, understandings, acknowledgments and agreements of Purchaser in this Agreement are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.

E.       CLOSING CONDITIONS

         In addition to the other conditions to the sale of the Shares described herein, the closing of the sale of the Shares to Purchaser, and the obligation of the Purchaser to deliver the Payment to the Company, is expressly conditioned upon the satisfaction of each of the following conditions to the satisfaction of Purchaser, in its discretion, unless such conditions are waived by Purchaser:

         1. The Merger is completed and Company (or its successor) is an SEC reporting company under the terms of the Securities and Exchange Act of 1934, as amended;

         2. The shares of the Company's (or its successor's) common stock are listed for trading on the OTC Bulletin Board;

         3. The Purchaser shall have received a certificate, dated as of the date hereof (the "Closing Date"), of the President or an Executive or Senior Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in the Disclosure Document are true and correct, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (iii) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Disclosure Documents or as described in such certificate, and (iv) the Merger has been completed and the shares of the Company's (or its successor's) common stock are listed for trading on the OTC Bulletin Board; and

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

         4. The Purchaser shall have received an opinion, dated such Closing Date, of counsel for the Company, that:


         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Document and to enter into and perform its obligations under the Subscription Agreement and the Registration Rights Agreement.

         (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business as described in the Disclosure Document, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the Company's business, financial condition or operations.

         (iii) The Subscription Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (iv) The Shares have been duly authorized, are validly issued, fully paid and nonassessable; and the outstanding shares of the Company's common stock have been duly authorized and validly issued, are fully paid and nonassessable.

         (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Subscription Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Shares by the Company, except such as may be required under state securities laws;

         (vi) The execution, delivery and performance of the Subscription Agreement and the Registration Rights Agreement and the issuance and sale of the Shares and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, or the charter or by-laws of the Company, or, to such counsel's knowledge, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by the Subscription Agreement.

         (vii) The sale of the Shares to Purchaser pursuant to the Registration Rights Agreement is exempt from the registration requirements of the Act pursuant to Section 4(2) thereof; and

         (viii) The Company (or its successor) is an SEC reporting company and its shares of common stock are listed for trading on OTC Bulletin Board.

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

F.       MISCELLANEOUS

         1. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular, or plural as the identity of the person or persons may require.

         2. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked, or canceled except by an instrument in writing signed by the party against whom any change, discharge, or termination is sought.

         3. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed to the other party at the address of such party set forth on the signature page, as amended from time to time, or, in the case of the Purchaser, at the address provided in this Subscription Agreement, or to such other address furnished by notice given in accordance with this Article E.

         4. Failure of either party to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Purchaser, or otherwise, or delay by either party in exercising such right or remedy, will not operate as a waiver thereof. No waiver by either party will be effective unless and until it is in writing and signed by such party.

         5. Arbitration.

            (a) Any dispute, controversy or claim arising out of, relating to, or in connection with, this Subscription Agreement, or the breach, termination or validity thereof, except for claims for equitable, including injunctive, relief, shall be finally settled by arbitration conducted in accordance with this Section. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Los Angeles, CA.. Each party hereby irrevocably submits to the jurisdiction of the arbitrator in Los Angeles, CA and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper.

            (b) The arbitration shall be conducted by one arbitrator, who shall be appointed by the AAA. The arbitrator shall have the authority only to enforce the legal and contractual rights of the parties and shall not add to, modify, disregard, or refuse to enforce any contractual provision. There shall be no pre-arbitration discovery. The parties acknowledge and agree that by entering into this Subscription Agreement they are agreeing to this arbitration provision and are waiving all rights to a trial by jury. The arbitral award shall be in writing and shall be final and binding on the parties. The award shall include an award of costs, including the fees and costs of the arbitrators and reasonable attorneys' fees and disbursements in accordance with the arbitrator's view of the merits of the parties' respective positions in the dispute. Except upon a finding of actual fraud, intentional or knowing misrepresentation, willful and knowing omissions of material fact or willful misconduct, no such award shall include punitive


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    damages. Judgment upon the award may be entered by any governmental authority having jurisdiction thereof or having jurisdiction over the parties or their assets.

         6. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York (without giving effect to principles of conflicts of law) and shall be binding upon and shall inure to the benefit of the parties and their respective heirs, estate, legal representatives, successors and assigns.

         7. In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         8. This Subscription Agreement along with the Exhibits hereto constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. Except as otherwise provided in this Section 8, this Subscription Agreement may be amended only by a writing executed by all parties hereto. No party shall be liable or bound to the other in any manner by any warranties, representations or covenant except as specifically set forth herein.

         9. Title to the Shares shall be taken as follows: Avenue Group, Inc., a Delaware corporation.

         10. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12. The titles of the paragraphs and subparagraphs of this Agreement are for convenience and are not to be considered in construing this Agreement.

         13. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or if deposited the United States Post Office, be registered or certified mail, addressed to a party at its address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days advance written notice to the other party.

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

         14. The warranties and representations of the Company contained in or made pursuant to this Agreement shall survive the executions and delivery of this Agreement and the Closing hereunder.

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

ROO MEDIA CORPORATION. SUBSCRIPTION AGREEMENT SIGNATURE PAGE

         This page constitutes the Signature Page for the Subscription Agreement. The Purchaser represents to you that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (b) the Purchaser will notify you immediately of any change in any of such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The Purchaser hereby certifies that he has read and understands the Disclosure Documents and this Subscription Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement this 28th day of November, 2003.


                                       ROO Media Corporation.


                                       /s/ Robert Petty
                                       ----------------------------------------
                                       By: Robert Petty
                                       Its: CEO

                                       Avenue Group, Inc.,


                                       /s/ Jonathan Herzog
                                       ----------------------------------------
                                       By:  Jonathan Herzog
                                       Its:  Executive Vice President
                                       Tax I.D. No.:
                                       Address: 15303 Ventura Blvd., Suite 900
                                                Sherman Oaks, CA 91403
75
----------------
Number of Shares


$200,000 (US)
  Total Purchase Price



THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE.

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